                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-3 (No. 33-59373) of Kaneb Pipe Line Partners, L.P. of our reports dated August 18, 1995, relating to the statements of net assets to be acquired and statements of revenues and direct operating expenses of SPC/SIC--Terminal Operations Division, which appear in the Current Report on Form 8-K of Kaneb Pipe Line Partners, L.P. dated August 29, 1995.


PRICE WATERHOUSE LLP
Washington, D.C.
August 29, 1995